Exhibit 99.1

Aytu BioPharma Receives a 180-Day Extension by Nasdaq to Regain Compliance with Bid Price Rule

ENGLEWOOD, CO / November 22, 2022 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq: AYTU), a commercial stage pharmaceutical and consumer health company providing pediatric-focused prescription drugs and cost-effective consumer health solutions, announced today that the Company received written notification from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”), granting the Company's request for a 180-day extension to regain compliance with Nasdaq's minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"). The Company has until May 22, 2023 to meet the requirement. If at any time prior to May 22, 2023, the bid price of the Company's Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Bid Price Rule.

The Company intends to actively monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule under the Nasdaq Listing Rules, including enacting a reverse stock split. On October 5, 2022, the Company’s stockholders approved  an amendment to its Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number up to 1-for-20. Any reverse split would be determined by and at the discretion of the Company’s board of directors, and be permissible at any time before October 4, 2023.

If the Company does not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will provide written notification to the Company that its Common Stock will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

Nasdaq's extension notice has no immediate effect on the listing or trading of the Company's Common Stock, which will continue to trade on the Nasdaq Capital Market under the symbol “AYTU”.

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company commercializing a portfolio of commercial prescription therapeutics and consumer health products. The Company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), as well as Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu's consumer health segment markets a range of over-the-counter medicines, personal care products, and dietary supplements addressing a range of common conditions including diabetes, allergy, hair regrowth, and gastrointestinal conditions. To learn more, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this press release, are forward-looking statements, including but not limited to any statements regarding the financial results and statements presented in this press release and during the business update call following its release. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others the: the ability to regain compliance with Nasdaq listing requirements, the timing and ability to enact a reverse stock split, the ability to obtain further extension from Nasdaq. We also refer you to the risks described in ''Risk Factors'' in Aytu's Annual Report on Form 10-K, in Quarterly Reports filed on Form 10-Q, and in the other reports and documents it files with the Securities and Exchange Commission.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com

Source: Aytu BioPharma, Inc.